UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 21, 2004

CATAPULT COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in its charter)

NEVADA	0-24701	77-0086010

(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

160 SOUTH WHISMAN ROAD
MOUNTAIN VIEW, CA 94041
(Address of principal executive offices, including zip code)

650-960-1025
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

On September 15, 2004, Catapult Communications Corporation (the “Company”) entered into an underwriting agreement among the Company, Richard A. Karp, Nancy H. Karp, Tekelec and J.P. Morgan Securities Inc., as representative of the several underwriters (the “Underwriters”). The Company is filing the underwriting agreement as exhibit 1.1 hereto.

Pursuant to the underwriting agreement, the Company has agreed to sell to the Underwriters 200,000 shares of its common stock and Dr. Karp, Ms. Karp and Tekelec have agreed sell to the Underwriters an aggregate of 1,381,250 shares of the Company’s common stock, in each case at a price per share of $18.0215 (after deducting from the public offering price of $18.97 per share underwriting discounts of $0.94815 per share).

Dr. Karp and Ms. Karp are directors of the Company. In addition, Dr. Karp serves as the Company’s Chief Executive Officer and Chairman.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement dated September 15, 2004 among the Company, Richard A. Karp, Nancy H. Karp, Tekelec and J.P. Morgan Securities, Inc.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATAPULT COMMUNICATIONS CORPORATION
By:	/s/ Christopher Stephenson
Christopher Stephenson
Chief Financial Officer

Date: September 21, 2004

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement dated September 15, 2004 among the Company, Richard A. Karp, Nancy H. Karp, Tekelec and J.P. Morgan Securities, Inc.